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                                                                      Exhibit 4

                Form of Stock Certificate of the Holding Company

NUMBER      001
            ---
                                  COMMON STOCK

                                                                 CUSIP No.______


                               PS FINANCIAL, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


This Certifies that Kimberly P. Rooney


is the owner of One

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE OF

PS FINANCIAL, INC. (the "Corporation"), a Delaware corporation. The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Corporation's transfer agent and registrar. This security is not a deposit or account and is not federally insured or guaranteed.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.


         DATED__________________________________

         _______________________________________
         Lorraine G. Ptak, Corporate Secretary


                               _________________________________________________
                               Kimberly P. Rooney, President and Chief Executive
                                Officer
                                     [Seal]

Countersigned and Registered

______________________________________
Transfer Agent and Registrar


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                               PS FINANCIAL, INC.

         The shares represented by this certificate are issued subject to all the provisions of the certificate of incorporation and bylaws of the Corporation as from time to time amended (copies of which are on file at the principal executive offices of the Corporation).

         The Corporation's certificate of incorporation provides that no "person" (as defined in the certificate of incorporation) who "beneficially owns" (as defined in the certificate of incorporation) in excess of 10% of the outstanding shares of the Corporation shall be entitled to vote any shares held in excess of such limit. This provision of the certificate of incorporation shall not apply to an acquisition of securities of the Corporation by an employee stock purchase plan or other employee benefit plan of the Corporation or any of its subsidiaries.

         The Corporation's certificate of incorporation also includes a provision the general effect of which is to require the affirmative vote of the holders of 80% of the outstanding voting shares of the Corporation to approve certain "business combinations" (as defined in the certificate of incorporation) between the Corporation and a stockholder owning in excess of 10% of the outstanding shares of the Corporation. However, only the affirmative vote of a majority of the outstanding shares or such vote as is otherwise required by law (rather than the 80% voting requirement) is applicable to the particular transaction if it is approved by a majority of the "disinterested directors" (as defined in the certificate of incorporation) or, alternatively, the transaction satisfies certain minimum price and procedural requirements. The Corporation's certificate of incorporation also contains a provision which requires the affirmative vote of holders of at least 80% of the outstanding voting shares of the Corporation which are not beneficially owned by the "interested person" (as defined in the certificate of incorporation) to approve the direct or indirect purchase or other acquisition by the Corporation of any "equity security" (as defined in the certificate of incorporation) from such interested person.

         The Corporation will furnish to any stockholder upon request and without charge a full statement of the powers, designations, preferences and relative participating, optional or other special rights of each authorized class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, to the extent that the same have been fixed, and of the authority of the board of directors to designate the same with respect to other series. Such request may be made to the Corporation or to its transfer agent and registrar.
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         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entirety
JT TEN - as joint tenants with right of survivorship and not as tenants in common.

                                  UNIF GIFT MIN ACT ______ Custodian ________
                                                   (Cust)            (Minor)
                            Under Uniform Gift to Minors Act -  _____________
                                                                   (State)
                                 UNIF TRANS MIN ACT______  Custodian ________
                                                   (Cust)            (Minor)
                           Under Uniform Transfers to Minors Act - _________
                                                                   (State)

             Additional abbreviations may also be used though not in
                                the above list.

         For Value Received, ________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
------------------------------
------------------------------

_______________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________Shares of Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint ________________ _________________ Attorney to transfer the said shares on the books of the within named Association with full power of substitution in the premises.


Dated________________                     ______________________________________
                                  NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST
                                          CORRESPOND WITH THE NAME AS WRITTEN
                                          UPON THE FACE OF THE CERTIFICATE IN
                                          EVERY PARTICULAR, WITHOUT ALTERATION
                                          OR ENLARGEMENT OR ANY CHANGE WHATEVER.